EXHIBIT 1.A.(10)(B)


                 SUPPLEMENT TO THE APPLICATION

                  _
                 [_] The Prudential Insurance Company of America

                  _
                 [_] Pruco Life Insurance Company


                     A Subsidiary of The Prudential Insurance Company of America


                               |
                               | No.
                               |________________________________________________




A Supplement to the Application for a variable contract in which _______________

______________________________________________ is named as the proposed Insured.



================================================================================



I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE .................................... YES  [ ]      NO  [ ]


An illustration of values is available upon request.



|                                 |
| Date                            | Signature of Applicant
|                                 |
|                          ,19    |
|_______________________________  |_____________________________________________



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ORD 86218--90
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                                      II-8